SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported): January 17, 2002


                                D.G. JEWELRY INC.
             (Exact Name of Registrant as Specified in its Charter)



   Province of Ontario              001-14600                    N/A
   --------------------             ---------                    ---
(State or Other Jurisdiction of     (Commission               (I.R.S. Employer
Incorporation or Organization)       File Number)              ID Number)

1001 Petrolia Road, Toronto, Ontario, Canada                   M3J 2X7
--------------------------------------------                   -------
(Address of Principal Executive Offices)                      (Zip Code)

(416) 665-8844
Registrant's telephone number, including area code:

(Former Name or Former Address if Changed Since Last Report)

Item 5.  Other Events.

         On January 17, 2002, the Appellate Division, First Department, of the New York Supreme Court, affirmed the decision of the IAS Court setting aside a jury verdict in favor of D.G. Jewelry Inc. (the "Company"), and entering judgment in favor of Haymarket LLC, on Haymarket's claim against the Company for breach of a Common Stock Purchase Agreement (the "Agreement"). The judgment requires the Company to issue to Haymarket 316,933 common shares of the Company's stock (the "Reset Shares") pursuant to a reset provision in the Agreement. The IAS Court has yet to determine the interest owed to Haymarket arising from the period between the Company's obligation to deliver the Reset Shares and their actual delivery. The Company intends to seek a further appeal to the New York Court of Appeals, and has sought a stay of the judgment pending the resolution of matters before the Court of Appeals.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 1, 2002

                                          D.G. JEWELRY INC.


                                     By:/s/Kenneth H. Saul
                                          Kenneth H. Saul
                                          Secretary